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
CANE CLARK LLP
                                                                                3273 E. Warm Springs
                                                                                Las Vegas, NV  89120

Kyleen E. Cane*      Bryan R. Clark^   Chad Wiener+         Scott P. Doney~     Telephone:   702-312-6255
                                                                                Facsimile:   702-944-7100
                                                                                Email:       bclark@caneclark.com
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February 27, 2006

Driftwood Ventures, Inc.
707 7th Avenue, Suite 5
New Westminster, BC V3M 2J2
CANADA

Re:       Driftwood Ventures, Inc., Registration Statement on Form SB-2

Ladies and Gentlemen:

We have acted as counsel for Driftwood Ventures, Inc., a Nevada corporation (the "Company"), in connection with the preparation of the registration statement on Form SB-2 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the offering of 907,000 shares of the Company's common stock.

In rendering the opinion set forth below, we have reviewed: (a) the Registration Statement and the exhibits attached thereto dated December 22, 2005; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact, as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon the foregoing, we are of the opinion that the common stock to be sold by the selling shareholders is validly issued, fully paid and non-assessable. This opinion is based upon Nevada law including its statutes, the Nevada Constitution and all reported judicial decisions interpreting the foregoing by Nevada courts.

Very truly yours,

CANE CLARK LLP


/s/ Bryan R. Clark
-----------------------------
Bryan R. Clark, Attorney and
Managing Partner


We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to all references to this Firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement.

Very truly yours,

CANE CLARK LLP


/s/ Bryan R. Clark
-----------------------------
Bryan R. Clark, Attorney and
Managing Partner